Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-135359, 333-79811, 333-130273, 333-117356, 333-64402, 333-41970, 333-81315, 333-28859 of IBERIABANK Corporation of our report dated March 17, 2006, with respect to the consolidated financial statements of Pulaski Investment Corporation included in this Current Report on Form 8-K of IBERIABANK Corporation, filed with the Securities and Exchange Commission.

/s/ Kemp & Company

Little Rock, Arkansas

February 6, 2007